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Exhibit 10.6

AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of March 28, 2003, is entered into between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, MSC.SOFTWARE CORPORATION, a Delaware corporation ("Borrower"), with reference to the following:

W I T N E S S E T H

        WHEREAS, Borrower previously entered into that certain Loan and Security Agreement, dated as of November 18, 2002, as amended by Amendment Number One to Loan and Security Agreement dated as of December 19, 2002 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), with Agent and Lenders pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower;

        WHEREAS, Borrower has requested that the Loan Agreement be amended as set forth herein; and

        WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to so consent to the amendment of the Loan Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.    DEFINITIONS.    Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.

2.    AMENDMENTS TO LOAN AGREEMENT.

        (a)    Section 1.1 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety:

                "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' consolidated net income (or loss), minus the sum of extraordinary gains and the expenses relative to the development of software that have been capitalized, plus, without duplication and only to the extent reflected as a charge or reduction in the statement of such consolidated net income (or loss), the sum of interest expense, income taxes, depreciation, amortization (including amortization of the expenses relative to the development of software that have been capitalized), goodwill impairment required by FASB 141-142 for such period, and commencing with the fiscal quarter of Borrower ending on December 31, 2002, any non-cash adjustments to Borrower's and its Subsidiaries' consolidated gross revenue corresponding to any unamortized prepaid lease or license fees for Borrower's conversion sales of MSC.Nastran simulation software, in each case as determined in accordance with GAAP.

                "Extraordinary Receipts" means any cash or Cash Equivalents received by Borrower or any of its Subsidiaries not in the ordinary course of business including (a) foreign, United States, state or local tax refunds (other than tax refunds resulting from the overpayment of estimated taxes which are received by Borrower or any of its Subsidiaries on a date when a Default or an Event of Default has not occurred and is not continuing), (b) pension plan reversions, (c) proceeds of insurance (other than from liability, workers' compensation, business interruption, larceny, embezzlement, or criminal misappropriation insurance policies), (d) proceeds of judgments, settlements or other consideration of any kind in connection with any cause of action, (e) proceeds of condemnation awards, (f) indemnity payments, and (g) any purchase price adjustments received in connection with any purchase agreement.

        (b)    Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

                "Second Amendment" means that certain Amendment Number Two to Loan and Security Agreement dated as of March 28, 2003, by and between the Borrower and the Lender Group.

                "Second Amendment Effective Date" means the date, if ever, that all of the conditions set forth in Section 4 of the Second Amendment shall be satisfied (or waived by Agent in its sole discretion).

                "Second Amendment Fee" has the meaning set forth in Section 2.11(d).

        (c)    Section 2.2(c) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                "(c) In connection with any sale or other disposition (other than Permitted Dispositions, exclusive of Permitted Dispositions under clauses (a) (exclusive of the first $10,000 thereof in any 12 consecutive month period), (f), (g), or (h) of such definition) of any assets by Borrower or any Guarantor, Borrower shall prepay the outstanding principal amount of the Term Loan (or, if the Term Loan has been repaid in full, such prepayment amount shall be applied to the outstanding Advances and there shall be a commensurate permanent reduction in the amount of the Revolver Commitments and the Maximum Revolver Amount and a dollar-for-dollar permanent reserve against the Borrowing Base) in an amount equal to 100% of the Net Cash Proceeds as and when received by such Person in connection with such sale or other disposition. In the event that Borrower offsets or recoups (x) its rights to payment from Electronic Data Systems Corporation or any of its Subsidiaries in connection with the licensing of Borrower's MSC.Nastran simulation software to Electronic Data Systems Corporation or any of its Subsidiaries against (y) any other amounts owed by Borrower to Electronic Data Systems Corporation or any of its Subsidiaries or other Affiliates, Borrower shall (1) give Agent ten days prior written notice thereof, and (2) upon the effectiveness of such offset or recoupment (as applicable), immediately prepay the Term Loan (or, if the Term Loan has been repaid in full, such prepayment amount shall be applied to the outstanding Advances and there shall be a commensurate permanent reduction in the amount of the Revolver Commitments and the Maximum Revolver Amount and a dollar-for-dollar permanent reserve against the Borrowing Base) in an amount equal to 100% of aggregate amount of each such offset or recoupment (net of taxes and expenses associated with such offset or recoupment (as applicable)). Nothing contained in this Section shall be deemed to permit any sale or other disposition otherwise prohibited by the terms and conditions of this Agreement."

        (d)    Section 2.11 of the Loan Agreement is hereby amended by deleting the word "and" at the end of clause (b), by deleting the period at the end of clause (c) and replacing it with ", and", and by adding the following new clause (d):

                "(d) Second Amendment Fee. An amendment fee in the amount of $7,500 (the "Second Amendment Fee"), which amendment fee shall be fully earned on the Second Amendment Effective Date, shall be charged to Borrower's Loan Account on such date, and shall be payable to Agent for the ratable benefit of the Lenders."

        (e)    Section 6.3(b) of the Loan Agreement is hereby amended by adding the following new clause (v) at the end thereof:

                "(v) a letter, from independent certified public accountants for Borrower which are reasonably acceptable to Agent, which sets forth the non-cash adjustments to Borrower's and its Subsidiaries' consolidated gross revenue for such fiscal quarter corresponding to any unamortized prepaid lease or license fees for Borrower's MSC.Nastran simulation software, and certifies that the calculation of such adjustments is accurate and is prepared in accordance with GAAP, and"

        (f)    Section 6.3(c) of the Loan Agreement is hereby amended by adding the following new clause (iii) at the end thereof:

                "(iii) a letter, from independent certified public accountants for Borrower which are reasonably acceptable to Agent, which sets forth the non-cash adjustments to Borrower's and its Subsidiaries' consolidated gross revenue for such fiscal year corresponding to any unamortized prepaid lease or license fees for Borrower's MSC.Nastran simulation software, and certifies that the calculation of such adjustments is accurate and is prepared in accordance with GAAP, and"

3.    REPRESENTATIONS AND WARRANTIES.    Borrower hereby represents and warrants to the Lender Group as follows:

        (a)  It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

        (b)  This Amendment has been duly executed and delivered by Borrower. This Amendment and each Loan Document to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors' rights and principles of equity applicable hereto;

        (c)  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower or any Guarantor;

        (d)  No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

        (e)  The representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

4.    CONDITIONS PRECEDENT TO THIS AMENDMENT.    The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

        (a)  The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

        (b)  Agent shall have received the reaffirmation and consent of each Guarantor, attached hereto as Exhibit A, duly executed and delivered by an authorized official of such Guarantor;

        (c)  Agent shall have received the Second Amendment Fee in full in immediately available funds;

        (d)  No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

        (e)  No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, or any member of the Lender Group.

5.    CONSTRUCTION.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

6.    ENTIRE AMENDMENT; EFFECT OF AMENDMENT.    This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Agreement, and shall not operate as a consent to any matter under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

7.    COUNTERPARTS; TELEFACSIMILE EXECUTION.    This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

8.    MISCELLANEOUS.

        (a)  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

        (b)  Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MSC.SOFTWARE CORPORATION, a Delaware corporation
By:	/s/ LOUIS A. GRECO
Name:	Louis A. Greco
Title:	Chief Financial Officer
FOOTHILL CAPITAL CORPORATION, a California corporation, as Agent
By:	/s/ NICHOL S. SHUART
Name:	Nichol S. Shuart
Title:	Vice President
ABLECO FINANCE LLC, a Delaware limited liability company, for itself and its Affiliate assigns, as Lenders
By:	/s/ KEVIN GENDY
Name:	Kevin Gendy
Title:	Senior Vice President

Exhibit A

REAFFIRMATION AND CONSENT

        All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Loan and Security Agreement by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand, MSC.SOFTWARE CORPORATION, a Delaware corporation ("Borrower"), dated as of November 18, 2002, (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"), or in that certain Amendment Number Two to the Loan and Security Agreement dated as of March 28, 2003 (the "Amendment"), among Borrower and Agent. The undersigned hereby (a) represent and warrant to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transaction contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[signature page follows]

        IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.

MSC.FLYER, LLC, a Delaware limited liability company
By: MSC.SOFTWARE CORPORATION, a Delaware corporation, its sole member
By:	/s/ LOUIS A. GRECO
Name:	Louis A. Greco
Title:	Chief Financial Officer
MSC INTERNATIONAL COMPANY, a California corporation
ADVANCED ENTERPRISE SOLUTIONS, INC., a Delaware corporation
TYRA TECHNOLOGIES, INC., a California corporation
KNOWLEDGE REVOLUTION, INC., a California corporation
MSC.SOFTWARE, LTD., a company organized under the laws of Ontario
By:	/s/ LOUIS A. GRECO
Name:	Louis A. Greco
Title:	Chief Financial Officer of each of the above listed Guarantors

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AMENDMENT NUMBER TWO TO LOAN AND SECURITY AGREEMENT
W I T N E S S E T H
Exhibit A
REAFFIRMATION AND CONSENT